Exhibit 4.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: LILIS ENERGY, INC., et al., Debtors.[1]	§ § § § § §	Case No. 20-33274 (MI) (Chapter 11) (Joint Administration Requested) Re: Docket No. 10
INTERIM ORDER ESTABLISHING
NOTIFICATION PROCEDURES AND APPROVING RESTRICTIONS
ON CERTAIN TRANSFERS OF STOCK IN LILIS ENERGY, INC.

Upon the Motion2 filed by the above-referenced debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (the “Interim Order”) (a) establishing and implementing restrictions and notification requirements regarding the Tax Ownership and certain transfers of Stock, (b) notifying holders of Stock of the Procedures, and (c) directing that any purchase, sale, or other transfer of Stock in violation of the Procedures shall be null and void ab initio, all as more fully set forth in the Motion and in the First Day Declaration; and the Court having jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. § 1334; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that the Court may enter a final order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having found that the relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors and their estates, as contemplated by Bankruptcy Rule 6003; and the Court having found that the relief requested in the Motion is in the best interests of the Debtors and their respective estates, creditors, and other parties

[1]
The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Brushy Resources, Inc. (4053); Hurricane Resources LLC (5207); IMPETRO OPERATING LLC (9730); ImPetro Resources, LLC (9608); Lilis Energy, Inc. (1613); and Lilis Operating Company, LLC (3908).  The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 201 Main Street, Suite 700, Fort Worth, Texas 76102.

[2]	Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion.
1

in interest; and the Court having found that proper and adequate notice of the Motion and hearing thereon has been given and that no other or further notice is necessary; and the Court having found that good and sufficient cause exists for the granting of the relief requested in the Motion after having given due deliberation upon the Motion and all of the proceedings had before the Court in connection with the Motion, it is HEREBY ORDERED THAT::
1.    The final hearing (the “Final Hearing”) on the Motion shall be held on August 18, 2020, at 2:30 p.m., prevailing Central Time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 5:00 p.m., prevailing Central Time, on August 11, 2020.
2.    The Procedures, as set forth in Exhibit 1 attached hereto, are hereby approved, provided, however, any party in interest may request emergency relief from the Procedures, subject to the Debtors’ rights to oppose such relief.
3.    Any transfer of Tax Ownership of Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio, and the person or entity making such transfer or declaration shall be required to take such steps as the court determines are necessary in order to be consistent with such transfer or declaration being null and void ab initio.
4.    The notices substantially in the forms annexed hereto as Exhibits 2-5 are hereby approved.
5.    Within three (3) business days of the entry of this Interim Order or as soon as reasonably practicable, the Debtors shall send the notice of this Interim Order (the “Notice of Interim Order”) annexed hereto as Exhibit 5 to all parties that were served with notice of the Motion, publish such notice on the Bloomberg newswire service and the Depository Trust Company Legal

2

Notice System (also known as LENS), and post the Procedures to the website established by Stretto for these chapter 11 cases (https://cases.stretto.com/LilisEnergy), such notice being reasonably calculated to provide notice to all parties that may be affected by the Procedures, whether known or unknown, and no further notice of the Procedures shall be necessary.
6.    Nothing herein shall preclude any person desirous of acquiring, disposing or transferring any Common Stock from requesting emergency relief from this Interim Order from the Court, subject to the Debtors’ rights to oppose such relief.
7.    The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.
8.    Other than to the extent that this Interim Order expressly conditions or restricts trading in Common Stock, nothing in this Interim Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.
9.    The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Interim Order in accordance with the Motion.
10.    Notwithstanding the relief granted herein or any actions taken hereunder, nothing contained in the Motion or this Interim Order or any payment made pursuant to this Interim Order shall constitute, nor is it intended to constitute, an implication or admission as to the validity or priority of any claim or lien against the Debtors, a waiver of the Debtors’, or any party in interest’s, rights to subsequently dispute such claim or lien, a promise or requirement to pay any prepetition

3

claim, an implication or admission that any particular claim is of a type specified or defined in the Motion or any proposed order, a waiver of the Debtors’, or any other party in interest’s, rights under the Bankruptcy Code or any other applicable law, or the assumption or adoption of any agreement, contract, or lease under section 365 of the Bankruptcy Code.
11.    To the extent applicable, the requirements of Bankruptcy Rule 6003(b) are satisfied.
12.    The requirements of Bankruptcy Rule 6004(a) are waived.
13.    Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Interim Order shall be immediately effective and enforceable upon entry of this Interim Order.
14.    The Court retains jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, or enforcement of this Interim Order.
Signed: June 29, 2020

/s/ Marvin Isgur
Marvin Isgur
United States Bankruptcy Judge

4

5

Exhibit 1
Procedures for Transfers of Stock

PROCEDURES FOR TRANSFERS OF STOCK IN LILIS ENERGY, INC.
The following procedures apply to transfers of Stock:1
(a)    Notice of Substantial Equity Holder Status. Any person or entity who is or becomes a Tax Owner of at least (i) 4,280,509 shares of Common Stock, which represents approximately 4.50% of the issued and outstanding Common Stock as of the Petition Date,2 (ii) 4,500 shares of Series C-1 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-1 Preferred Stock as of the Petition Date, 3(iii) 1,125 shares of Series C-2 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-2 Preferred Stock as of the Petition Date,4 (iv) 1,766 shares of Series D Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series D Preferred Stock as of the Petition Date,5 (v) 2,700 shares of Series E Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series E Preferred Stock as of the Petition Date,6 or (vi) 2,475 shares of Series F Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series F Preferred Stock as of the Petition Date7 (each a “Substantial Equity Holder”), must on or before the later of (x) 15 days after the Court’s entry of an order approving these Procedures or (y) 10 days after that person or entity becomes a Substantial Equity Holder, serve on the Debtors a notice containing the Tax Ownership information substantially in the form that is attached hereto as Exhibit 2 (a “Substantial Equity Holder Notice”).

[1]	Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion.

[2]	Based on a total of 95,122,430 shares of Common Stock issued and outstanding as of the Petition Date.

[3]	Based on a total of 100,000 shares of Series C-1 Preferred Stock issued and outstanding as of the Petition Date.

[4]	Based on a total of 25,000 shares of Series C-2 Preferred Stock issued and outstanding as of the Petition Date.

[5]	Based on a total of 39,254 shares of Series D Preferred Stock issued and outstanding as of the Petition Date.

[6]	Based on a total of 60,000 shares of Series E Preferred Stock issued and outstanding as of the Petition Date.

[7]	Based on a total of 55,000 shares of Series F Preferred Stock issued and outstanding as of the Petition Date.

(b)    Restrictions and Procedures for Trading in Stock. Any person or entity who after the entry of the Interim Order,
(i)    is not a Substantial Equity Holder and wishes to purchase or otherwise acquire Tax Ownership of an amount of Stock that would cause the person or entity to become a Substantial Equity Holder;
(ii)    is a Substantial Equity Holder and wishes to purchase or otherwise acquire Tax Ownership of any additional Stock; or
(iii)    is a Substantial Equity Holder and wishes to sell or otherwise dispose8 of Tax Ownership of any Stock, must, at least 15 calendar days prior to the consummation of any such transaction (the “Waiting Period”), file with the Court and serve on the Debtors, their counsel, and counsel for any official committee (the “Committee”), if one has been appointed in these chapter 11 cases, a notice in the form attached as Exhibit 3 or Exhibit 4 to the Interim Order (the “Proposed Stock Transaction Notice”), as applicable.9 The Debtors shall follow the procedures set forth in subsection (c) below with respect to any Proposed Stock Transaction Notice received.
(c)    Procedures Upon Receipt of a Proposed Stock Transaction Notice. If the Debtors file written approval of the proposed transaction with the Court after receipt of a Proposed Stock Transaction Notice, then the proposed transaction may proceed. If the Debtors do not file written approval of the proposed transaction with the Court within 15 calendar days after receipt of a Proposed Stock Transaction Notice, then the transaction may not be consummated unless approved by a final and non-appealable order of the Court; provided, however, that the Debtors may subsequently approve the proposed transaction in writing, in which case a Court order is not necessary. Further transactions within the scope of this subsection (c) shall be the subject of additional notices as set forth herein with additional Waiting Periods.
(d)    Sanctions for Noncompliance. Acquisitions and dispositions of Tax Ownership of Stock in violation of the restrictions and Procedures set forth above shall be void ab initio, and the sanction for violating the Procedures shall be reversal of the noncompliant transaction or such other (or additional) measures as the Court may consider appropriate.
(e)    Discretionary Waiver by Debtors. The Debtors may waive, in writing, any and all restrictions, sanctions, and procedures required pursuant to the Procedures; provided, however, the Debtors shall file any such waiver with the Court.

[8]
In the case of a Substantial Equity Holder who qualifies as a 50-percent shareholder (as defined in Section 382(g)(4)(D) of the IRC), the term “dispose” includes claiming a deduction for worthless Stock.

9
Exhibit 3 is the proposed Notice of Intent to Purchase, Acquire, or Otherwise Obtain Tax Ownership of Stock. Exhibit 4 is the proposed Notice of Intent to Sell, Exchange, or Otherwise Dispose of Tax Ownership of Stock.

2

(f)     Notice of the Motion. Within four business days after the Petition Date, the Debtors shall file a disclosure with the Securities and Exchange Commission disclosing, among other things, the commencement of the chapter 11 cases, that the Debtors have filed the Motion, the relief requested in the Motion, and that the Debtors are seeking entry of the Interim Order.
(g)    Notice of the Interim Order. Within five business days after the entry of the Interim Order approving the Procedures, a proposed form of which is attached hereto as Exhibit A, the Debtors shall: (i) submit a notice of the entry of the Interim Order, substantially in the form attached as Exhibit 5 to the Interim Order (modified for publication), for publication on the Bloomberg newswire service and the Depository Trust Company Legal Notice System (also known as LENS); (ii) post such notice, together with a copy of the Interim Order, on the website maintained by Debtors’ claims and notice agent, Stretto (https://cases.stretto.com/LilisEnergy);10 and (iii) serve such notice, together with a copy of the Interim Order, on (A) the Office of the United States Trustee (“U.S. Trustee”), (B) the United States Securities and Exchange Commission (“SEC”), (C) the Office of the United States Attorney General for the Southern District of Texas, (D) the Internal Revenue Service (“IRS”), (E) Securities Transfer Corp (the “Transfer Agent”), (F) all identified Substantial Equity Holders, and (G) all identified registered holders of the Stock (including any bank, broker, or other agent holding Stock on behalf of beneficial holders).
(h)     Definitions. For purposes of this Motion and the Procedures, the following terms have the following meanings:
(1)     Option. “Option” shall mean all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, Stock subject to a risk of forfeiture, contract to acquire Stock, or similar interest regardless of whether it is contingent or otherwise not currently exercisable.
(2)     Stock. “Stock” shall mean all Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock in Lilis. For the avoidance of doubt, by operation of the definition of “Tax Ownership,” an owner of an Option to acquire Stock may be treated as the owner of such Stock.

10     Stretto is the trade name of Bankruptcy Management Solutions, Inc

3

Exhibit 2
Proposed Substantial Equity Holder Notice

4

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: LILIS ENERGY, INC., et al., Debtors.[1]	§ § § § § §	Case No. 20-33274 (MI) (Chapter 11) (Joint Administration Requested) Re: Docket No. ___

SUBSTANTIAL EQUITY HOLDER NOTICE

PLEASE TAKE NOTICE that, as of ____________ ___, 2020, the undersigned party has Tax Ownership2 of __________________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.3 (the “Stock”). Lilis Energy, Inc. is a debtor and debtor in possession in Case No. 20-33274 pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

1
The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Brushy Resources, Inc. (4053); Hurricane Resources LLC (5207); IMPETRO OPERATING LLC (9730); ImPetro Resources, LLC (9608); Lilis Energy, Inc. (1613); and Lilis Operating Company, LLC (3908).  The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 201 Main Street, Suite 700, Fort Worth, Texas 76102.

2
For purposes of this Notice, “Tax Ownership” means beneficial ownership of Stock as determined in accordance with applicable rules under section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and thus, includes, but is not limited to, direct, indirect and constructive ownership (e.g., (i) a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries, (ii) shareholders, partners, members or other owners of entities (as defined in Treasury Regulations Section 1.382-3(a)) would be considered to beneficially own a ratable share of all interests owned by such entity, (iii) an individual and such individual’s family members may be treated as one individual, (iv) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (v) a holder may be considered to beneficially own equity securities that such holder has an Option to acquire). Any variation of the term “ownership” (e.g., own) shall have the same meaning. An “Option” includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, Stock subject to a risk of forfeiture, contract to acquire Stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

3
Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Motion. If a person or entity owns multiple classes or series of Stock, all classes and series of Stock should be listed in this Notice.

1

PLEASE TAKE FURTHER NOTICE that, pursuant to the Procedures, attached as Exhibit 1 to the Emergency Motion for Entry of Interim and Final Orders Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Stock in the Debtors’ Estates, this Notice is being served on (a) the Debtors, 201 Main Street, Suite 700, Fort Worth, Texas 76102, Attn: Christa Garrett; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the administrative agent under the RBL Facility, Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas 77002, Attn: Erland Modesto and 425 Lexington Avenue, New York, New York 10017, Attn: Nicholas Baker; (d) counsel to Värde, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Brian Schartz, P.C. and 609 Main Street, Houston, Texas 77002, Attn: Lucas E. Spivey, P.C.; (e) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (f) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.
PLEASE TAKE FURTHER NOTICE THAT this Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.
Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]

Dated: ______________ __, 2020
_______________, ____________
(City)          (State)

2

Exhibit 3
Proposed Notice of
Intent to Purchase, Acquire, or Otherwise Obtain Tax Ownership of Stock

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: LILIS ENERGY, INC., et al., Debtors.[1]	§ § § § § §	Case No. 20-33274 (MI) (Chapter 11) (Joint Administration Requested) Re: Docket No. ___

NOTICE OF INTENT TO PURCHASE, ACQUIRE,
OR OTHERWISE OBTAIN TAX OWNERSHIP OF STOCK

PLEASE TAKE NOTICE that the undersigned party intends to purchase, acquire, or otherwise obtain Tax Ownership2 of ______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.3 (the “Proposed Transaction” and the “Stock,” respectively). Lilis Energy, Inc. is a debtor and debtor in possession in Case No. 20-33274 pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

1
The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Brushy Resources, Inc. (4053); Hurricane Resources LLC (5207); IMPETRO OPERATING LLC (9730); ImPetro Resources, LLC (9608); Lilis Energy, Inc. (1613); and Lilis Operating Company, LLC (3908).  The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 201 Main Street, Suite 700, Fort Worth, Texas 76102.

2
For purposes of this Notice, “Tax Ownership” means beneficial ownership of Stock as determined in accordance with applicable rules under section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and thus, includes, but is not limited to, direct, indirect and constructive ownership (e.g., (i) a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries, (ii) shareholders, partners, members or other owners of entities (as defined in Treasury Regulations Section 1.382-3(a)) would be considered to beneficially own a ratable share of all interests owned by such entity, (iii) an individual and such individual’s family members may be treated as one individual, (iv) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (v) a holder may be considered to beneficially own equity securities that such holder has an Option to acquire). Any variation of the term “ownership” (e.g., own) shall have the same meaning. An “Option” includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, Stock subject to a risk of forfeiture, contract to acquire Stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

3
Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Motion. A person or entity should list all classes and series of Stock that it intends to purchase, acquire or otherwise obtain Tax Ownership of such Stock in this Notice.

1

PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transaction, the undersigned party has Tax Ownership of _______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.4
PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transaction, the undersigned party would have Tax Ownership of _______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.5
PLEASE TAKE FURTHER NOTICE that this Notice is being served on (a) the Debtors, 201 Main Street, Suite 700, Fort Worth, Texas 76102, Attn: Christa Garrett; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the administrative agent under the RBL Facility, Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas 77002, Attn: Erland Modesto and 425 Lexington Avenue, New York, New York 10017, Attn: Nicholas Baker; (d) counsel to Värde, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Brian Schartz, P.C. and 609 Main Street, Houston, Texas 77002, Attn: Lucas E. Spivey, P.C.; (e) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (f) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.

4    A person or entity should list in this Notice all classes and series of Stock that it owns prior to giving effect to the Proposed Transaction.

5	A person or entity should list in this Notice all classes and series of Stock that it will own after giving effect to the Proposed Transaction.

2

PLEASE TAKE FURTHER NOTICE that the undersigned party further acknowledges and agrees that (a) if the Debtors do not provide written approval of the Proposed Transaction within 15 calendar days after the date of this Notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court, (b) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order, and (c) any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise obtaining Tax Ownership of additional Stock will require an additional notice to be filed with the Court and served in the same manner as this Notice.
PLEASE TAKE FURTHER NOTICE THAT this Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.
Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]

Dated: ______________ __, 2020
_______________, ____________
(City)          (State)

3

Exhibit 4
Proposed Notice of
Intent to Sell, Exchange, or Otherwise Dispose of Tax Ownership of Stock

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: LILIS ENERGY, INC., et al., Debtors.[1]	§ § § § § §	Case No. 20-33274 (MI) (Chapter 11) (Joint Administration Requested) Re: Docket No. ___

NOTICE OF INTENT TO SELL, EXCHANGE
OR OTHERWISE DISPOSE OF TAX OWNERSHIP OF STOCK

PLEASE TAKE NOTICE that the undersigned party intends to sell, exchange, or otherwise dispose2 of Tax Ownership3 of ______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.4 (the “Proposed Transaction” and the “Stock,” respectively). Lilis Energy, Inc. is a debtor and debtor in possession in Case No. 20-33274 pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

1
The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Brushy Resources, Inc. (4053); Hurricane Resources LLC (5207); IMPETRO OPERATING LLC (9730); ImPetro Resources, LLC (9608); Lilis Energy, Inc. (1613); and Lilis Operating Company, LLC (3908).  The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 201 Main Street, Suite 700, Fort Worth, Texas 76102.

2
In the case of a Substantial Equity Holder who qualifies as a 50-percent shareholder (as defined in Section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended (the “IRC”)), the term “dispose” includes claiming a deduction for worthless Stock.

3
For purposes of this Notice, “Tax Ownership” means beneficial ownership of Stock as determined in accordance with applicable rules under section 382 of the IRC and the Treasury Regulations promulgated thereunder (other than Treasury Regulations Section 1.382-2T(h)(2)(i)(A)), and thus, includes, but is not limited to, direct, indirect and constructive ownership (e.g., (i) a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries, (ii) shareholders, partners, members or other owners of entities (as defined in Treasury Regulations Section 1.382-3(a)) would be considered to beneficially own a ratable share of all interests owned by such entity, (iii) an individual and such individual’s family members may be treated as one individual, (iv) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (v) a holder may be considered to beneficially own equity securities that such holder has an Option to acquire). Any variation of the term “ownership” (e.g., own) shall have the same meaning. An “Option” includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, Stock subject to a risk of forfeiture, contract to acquire Stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

4
Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Motion. A person or entity should list all classes and series of Stock that it intends to sell, exchange or otherwise dispose Tax Ownership of such Stock in this Notice.

1

PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transaction, the undersigned party has Tax Ownership of _______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.5
PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transaction, the undersigned party would have Tax Ownership of _______________ shares of [Common Stock][Series C-1 Preferred Stock][Series C-2 Preferred Stock][Series D Preferred Stock][Series E Preferred Stock][Series F Preferred Stock] in Lilis Energy, Inc.6
PLEASE TAKE FURTHER NOTICE that this Notice is being served on (a) the Debtors, 201 Main Street, Suite 700, Fort Worth, Texas 76102, Attn: Christa Garrett; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the administrative agent under the RBL Facility, Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas 77002, Attn: Erland Modesto and 425 Lexington Avenue, New York, New York 10017, Attn: Nicholas Baker; (d) counsel to Värde, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Brian Schartz, P.C. and 609 Main Street, Houston, Texas 77002, Attn: Lucas E. Spivey, P.C.; (e) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (f) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.

5	A person or entity should list in this Notice all classes and series of Stock that it owns prior to giving effect to the Proposed Transaction.

6	A person or entity should list in this Notice all classes and series of Stock that it will own after giving effect to the Proposed Transaction.

2

PLEASE TAKE FURTHER NOTICE that the undersigned party further acknowledges and agrees that (a) if the Debtors do not provide written approval of the Proposed Transaction within 15 calendar days after the date of this Notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court, (b) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order, and (c) any further transactions contemplated by the undersigned party that may result in the undersigned party selling, exchanging, or otherwise disposing of Tax Ownership of additional Stock will require an additional notice to be filed with the Court and served in the same manner as this Notice.
This Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.

Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]

Dated: ______________ __, 2020
_______________, ____________
(City)          (State)

3

Exhibit 5
Notice of Interim Order

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: LILIS ENERGY, INC., et al., Debtors.[1]	§ § § § § §	Case No. 20-33274 (MI) (Chapter 11) (Joint Administration Requested) Re: Docket No. ___

NOTICE OF INTERIM ORDER ESTABLISHING
NOTIFICATION PROCEDURES AND APPROVING RESTRICTIONS
ON CERTAIN TRANSFERS OF STOCK IN LILIS ENERGY, INC.

TO ALL PERSONS OR ENTITIES WITH EQUITY INTERESTS IN LILIS ENERGY, INC.:
PLEASE TAKE NOTICE that on June 28, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Section 362(a) of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors’ estates or of property from the Debtors’ estates or to exercise control over property of the Debtors’ estates.
PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed a motion seeking entry of an interim order (the “Interim Order”), and subsequently a final order (the “Final Order”), pursuant to sections 105(a), 362, and 541 of the Bankruptcy Code establishing notification procedures and approving restrictions on certain transfers of Stock in Lilis Energy, Inc. and its estate (the “Motion”).2
PLEASE TAKE FURTHER NOTICE that on [●], the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), having jurisdiction over the chapter 11 cases, entered the Interim Order (a) finding that the Debtors’ net operating loss carryforwards, disallowed business interest deduction carryforwards, and certain other tax attributes (collectively, the “Tax Attributes”) are property of the Debtors’ estates and are protected by section 362(a) of the Bankruptcy Code; (b) finding that unrestricted trading of the Stock (as defined below) could severely limit the Debtors’ ability to utilize their Tax Attributes for U.S. federal income tax purposes; and (c) approving the Stock trading procedures and restrictions (the “Procedures”) set forth below to preserve the Tax Attributes.

1
The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Brushy Resources, Inc. (4053); Hurricane Resources LLC (5207); IMPETRO OPERATING LLC (9730); ImPetro Resources, LLC (9608); Lilis Energy, Inc. (1613); and Lilis Operating Company, LLC (3908).  The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 201 Main Street, Suite 700, Fort Worth, Texas 76102.

2	Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion.

PLEASE TAKE FURTHER NOTICE that the Procedures, as approved on an interim basis and as requested on a final basis are available on the website of Stretto, the Debtors’ Court-approved claims agent, located at https://cases.stretto.com/LilisEnergy, and on the docket of the chapter 11 cases, Docket No. [ ], which can be accessed via PACER athttps://www.pacer.gov.
Any sale or other transfer in violation of the Procedures set forth below shall be null and void ab initio as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code.
PLEASE TAKE FURTHER NOTICE that the following Procedures have been approved by the Bankruptcy Court:
(a)    Notice of Substantial Equity Holder Status. Any person or entity who is or becomes a Tax Owner of at least (i) 4,280,509 shares of Common Stock, which represents approximately 4.50% of the issued and outstanding Common Stock as of the Petition Date,3 (ii) 4,500 shares of Series C-1 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-1 Preferred Stock as of the Petition Date,4 (iii) 1,125 shares of Series C-2 Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series C-2 Preferred Stock as of the Petition Date,5 (iv) 1,766 shares of Series D Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series D Preferred Stock as of the Petition Date,6 (v) 2,700 shares of Series E Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series E Preferred Stock as of the Petition Date, or7 (vi) 2,475 shares of Series F Preferred Stock, which represents approximately 4.50% of the issued and outstanding Series F Preferred Stock as of the Petition Date8 (each a “Substantial Equity Holder”), must on or before the later of (x) 15 days after the Court’s entry of an order approving these Procedures or (y) 10 days after that person or entity becomes a Substantial Equity Holder, serve on the Debtors and their attorneys a notice containing the Tax Ownership information substantially in the form that is attached to the Interim Order as Exhibit 2 (a “Substantial Equity Holder Notice”).

3    Based on a total of 95,122,430 shares of Common Stock issued and outstanding as of the Petition Date.

4	Based on a total of 100,000 shares of Series C-1 Preferred Stock issued and outstanding as of the Petition Date.

5	Based on a total of 25,000 shares of Series C-2 Preferred Stock issued and outstanding as of the Petition Date.

6	Based on a total of 39,254 shares of Series D Preferred Stock issued and outstanding as of the Petition Date.

7	Based on a total of 60,000 shares of Series E Preferred Stock issued and outstanding as of the Petition Date.

8	Based on a total of 55,000 shares of Series F Preferred Stock issued and outstanding as of the Petition Date.

(b)    Restrictions and Procedures for Trading in Stock. Any person or entity who after the entry of the Interim Order,
(i)    is not a Substantial Equity Holder and wishes to purchase or otherwise acquire Tax Ownership of an amount of Stock that would cause the person or entity to become a Substantial Equity Holder;
(ii)    is a Substantial Equity Holder and wishes to purchase or otherwise acquire Tax Ownership of any additional Stock; or
(iii)    is a Substantial Equity Holder and wishes to sell or otherwise dispose9 of Tax Ownership of any Stock, must, at least 15 calendar days prior to the consummation of any such transaction (the “Waiting Period”), file with the Court and serve on the Debtors, their counsel and counsel for any official committee (the “Committee”), if one has been appointed in these chapter 11 cases, a notice in the form attached as Exhibit 3 or Exhibit 4 to the Interim Order (the “Proposed Stock Transaction Notice”), as applicable.10 The Debtors shall follow the procedures set forth in subsection (c) below with respect to any Proposed Stock Transaction Notice received.

9
In the case of a Substantial Equity Holder who qualifies as a 50-percent shareholder (as defined in Section 382(g)(4)(D) of the IRC), the term “dispose” includes claiming a deduction for worthless Stock.

10
Exhibit 3 is the proposed Notice of Intent to Purchase, Acquire, or Otherwise Obtain Tax Ownership of Stock. Exhibit 4 is the proposed Notice of Intent to Sell, Exchange, or Otherwise Dispose of Tax Ownership of Stock.

(c)    Procedures Upon Receipt of a Proposed Stock Transaction Notice. If the Debtors file written approval of the proposed transaction with the Court after receipt of a Proposed Stock Transaction Notice, then the proposed transaction may proceed. If the Debtors do not file written approval of the proposed transaction with the Court within 15 calendar days after receipt of a Proposed Stock Transaction Notice, then the transaction may not be consummated unless approved by a final and non-appealable order of the Court; provided, however, that the Debtors may subsequently approve the proposed transaction in writing, in which case a Court order is not necessary. Further transactions within the scope of this subsection (c) shall be the subject of additional notices as set forth herein with additional Waiting Periods.
(d)    Sanctions for Noncompliance. Acquisitions and dispositions of Tax Ownership of Stock in violation of the restrictions and Procedures set forth above shall be void ab initio, and the sanction for violating the Procedures shall be reversal of the noncompliant transaction or such other (or additional) measures as the Court may consider appropriate.
(e)    Discretionary Waiver by Debtors. The Debtors may waive, in writing, any and all restrictions, sanctions, and procedures required pursuant to the Procedures; provided, however, the Debtors shall file any such waiver with the Court.
(f)     Notice of the Motion. Within four business days after the Petition Date, the Debtors shall file a disclosure with the Securities and Exchange Commission disclosing, among other things, the commencement of the chapter 11 cases, that the Debtors have filed the Motion, the relief requested in the Motion, and that the Debtors are seeking entry of the Interim Order.
(g)    Notice of the Interim Order. Within five business days after the entry of the Interim Order approving the Procedures, a proposed form of which is attached hereto as Exhibit A, the Debtors shall: (i) submit a notice of the entry of the Interim Order, substantially in the form attached as Exhibit 5 to the Interim Order (modified for publication), for publication on the Bloomberg newswire service and the Depository Trust Company Legal Notice System (also known as LENS); (ii) post such notice, together with a copy of the Interim Order, on the website maintained by Debtors’ claims and notice agent, Stretto (https://cases.stretto.com/LilisEnergy);11 and (iii) serve such notice, together with a copy of the Interim Order, on (A) the Office of the United States Trustee (“U.S. Trustee”), (B) the United States Securities and Exchange Commission (“SEC”), (C) the Office of the United States Attorney General for the Southern District of Texas, (D) the Internal Revenue Service (“IRS”), (E) Securities Transfer Corp (the “Transfer Agent”), (F) all identified Substantial Equity Holders, and (G) all identified registered holders of the Stock (including any bank, broker, or other agent holding Stock on behalf of beneficial holders).

11	Stretto is the trade name of Bankruptcy Management Solutions, Inc.

(h)     Definitions. For purposes of this Motion and the Procedures, the following terms have the following meanings:
(1)     Option. “Option” shall mean all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, Stock subject to a risk of forfeiture, contract to acquire Stock, or similar interest regardless of whether it is contingent or otherwise not currently exercisable.
(2)     Stock. “Stock” shall mean all Common Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock in Lilis. For the avoidance of doubt, by operation of the definition of “Tax Ownership,” an owner of an Option to acquire Stock may be treated as the owner of such Stock.
FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE WILL CONSTITUTE A VIOLATION OF THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.
ANY PROHIBITED SALE, TRADE, OR OTHER TRANSFER OF THE STOCK IN VIOLATION OF THE INTERIM ORDER WILL BE NULL AND VOID AB INITIO AND MAY LEAD TO CONTEMPT, COMPENSATORY DAMAGES, PUNITIVE DAMAGES, OR SANCTIONS BEING IMPOSED BY THE BANKRUPTCY COURT.
PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws and do not excuse compliance therewith.
PLEASE TAKE FURTHER NOTICE that any objections to the Motion must be filed by [___, 2020] and served on (a) the Debtors, 201 Main Street, Suite 700, Fort Worth, Texas 76102, Attn: Christa Garrett; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the administrative agent under the RBL Facility, Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas 77002, Attn: Erland Modesto and 425 Lexington Avenue, New York, New York 10017, Attn: Nicholas Baker; (d) counsel to Värde, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Brian Schartz, P.C. and 609 Main Street, Houston, Texas 77002, Attn: Lucas E. Spivey, P.C.; (e) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (f) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.
PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served as set forth herein, the Debtors shall submit to the Court the Final Order granting the relief requested in the Motion, which order may be entered with no further notice or opportunity to be heard afforded to any party, and the Motion shall be approved to the date of filing the Motion. If an objection is timely filed, a hearing will be on [___,] 2020, or at such date and time established by the Court.

Dated: [____], 2020
Houston, Texas              /s/ Harry A. Perrin
VINSON & ELKINS LLP
Harry A. Perrin (TX 15796800)
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Tel: 713.758.2222
Fax: 713.758.2346
hperrin@velaw.com

- and -
David S. Meyer (pro hac vice admission pending)
George R. Howard (pro hac vice admission pending)
Steven Zundell (pro hac vice admission pending)
Michael A. Garza (pro hac vice admission pending)
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036
Tel: 212.237.0000
Fax: 212.237.0100
dmeyer@velaw.com; ghoward@velaw.com; szundell@velaw.com; mgarza@velaw.com

PROPOSED ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

7